UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2009

U.S. CANADIAN MINERALS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-25523	33-08843633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
#161 – 936 Peace Portal Drive Blaine, Washington 98230
(Address of principal executive offices)
Registrant’s telephone number, including area code: 702-357-8722

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.  Other Events

On June 2, 2009, U.S. Canadian Minerals, Inc. (the “Company”) received a “Report on Preliminary Exploration” (the “Report”) as prepared and submitted by Duncan Bain, B.Sc., P.Geo., in his capacity as President of Duncan Bain Consulting, Ltd. of London, Canada and as a geological consultant to the Company. The Report provides a broad based examination as to the current state of the Company’s C.O.D. Gold and Silver Project (the “Project”), which is comprised of 260 acres of leased mineral rights in Mohave County, Arizona. The Report was formatted on Canadian National Instrument 43-101 (“NI 43-101”) which is a mineral resource classification scheme that provides strict guidelines for the public disclosure of scientific and technical information relating to mineral properties.

On June 3, 2009, the Company:

1.	Filed a Current Report on Form 8-K reporting that on “June 2, 2009 US Canadian Minerals, Inc. received a NI 43-101 Canadian Compliant Geological report by Duncan Bain, a qualified geologist”, and
2.	Issued a press release advising the public that “a NI 43-101 compliant geological report of the COD Tailings Project has been completed”.

On June 9, 2009, the Company issued a press release that reported certain upgrades to “potential reserves” at the Project. In drafting this press release, the Company cited and relied upon the Report but qualified the information in the press release by noting that Report “is NOT an NI 43-101 Compliant Report” [emphasis included in original].

When examined in its totality, the information that the Company has filed with the Securities and Exchange Commission on Form 8-K and disseminated to the public through the two press releases may be ambiguous with respect to the Report’s compliance with the standards of disclosure required by NI 43-101. In order to provide consistency and clarity with respect to the timely discharge of the Company’s reporting obligations and with a view to avoiding any confusion to the public, the Report will be treated, regarded and reported as a document that is NOT COMPLIANT with the standards and requirements of NI 43-101.

An amendment to the Company’s Current Report on Form 8-K which was filed with the Securities Exchange Commission on June 3, 2009 has been filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Canadian Minerals, Inc.

Dated: July 10, 2009	By:	/s/ Van der Bok Busboom
	Name:	Van der Bok Busboom
	Title:	President, Chief Executive Officer